EXHIBIT 99.1


                ALPHA INNOTECH POSTS PROFIT IN FOURTH QUARTER AND
                     IMPROVED OPERATING PERFORMANCE IN 2006

March 5, 2007 - Alpha Innotech Corp., San Leandro, California

Alpha Innotech Corp. (OTCBB:APNO), a leading provider of bioanalytical systems for drug discovery and life science research, today reported financial results for the fourth quarter and year ending December 31, 2006.

The Company swung to a net profit of $41,000 for the fourth quarter ending December 31, 2006 compared to a $84,000 loss reported in the comparable period of 2005.

Revenues for the year ending December 31, 2006 were $13.254 million, a 10% increase from the $12.051 million reported for the same period in 2005. Fourth quarter 2006 revenues of $3.748 million were 4% lower than the $3.892 million reported in the same period in 2005 but were 12% higher than third quarter 2006 revenues. The net loss for the year ending December 31, 2006 was reduced 60% to $0.998 million from the $2.495 million loss reported for 2005.

On a non-GAAP basis, the Company had net income of $688,000 for the second half of 2006 compared to a net loss of $505,000 for the first half of 2006. The non-GAAP net income (loss) is reconciled to comparable GAAP net income (loss) in the table entitled "Non-GAAP Calculation of Net Income (Loss)".

"In 2006 we believe we turned an important corner by achieving great improvements to both revenue and operating profitability. We built our revenue stream while decreasing our operating expenses, and significantly increased our cash flow. Our strategy of diversifying our revenues was validated when the strength in our international and strategic partner businesses partially offset the fourth quarter industry-wide softness in the U.S. market," commented Ron Bissinger, Chief Executive Officer of Alpha Innotech. "With our strong focus on execution we envision continuing organic growth in our domestic, international, and strategic partner businesses in 2007."

2006 In Review

     o    Full year sales increased 10% to $13.254 million

     o In the third and fourth quarters of 2006 the Company reported consecutive increases in profitability from operations and EBITDA.

     o In the fourth quarter of 2006 the Company appointed Jeff Whitmore, a sales veteran of Molecular Devices Corp. and Bio-Rad Laboratories, as Vice President of Global Sales.

     o The Company was ranked number 92 on Deloitte and Touche LLP's 2006 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications and life sciences companies in North America. Rankings are based on percentage revenue growth over five years.

     o In the third quarter of 2006 the Company began shipping FAST Transcription Factor Microplate Assay kits that employ an innovative approach of binding unique DNA probes to activated transcription factors in a biological sample.

More information on Alpha Innotech can be found at the Company's website www.alphainnotech.com.

About Alpha Innotech Corp.

Founded in 1992 and with over 8,000 systems sold worldwide, Alpha Innotech is a leading developer, manufacturer and marketer of digital imaging and analysis systems for the life science research and drug discovery markets. Our goal is to combine instruments, reagents and bioinformatics software to offer integrated modular technology platforms for functional genomics, proteomics and cell analysis markets. Our customers include pharmaceutical and biotechnology companies as well as universities, medical centers, government research institutes and agencies worldwide.

Use of Non-GAAP Financial Measures

To supplement the Company's financial statements presented in accordance with GAAP, the Company is also providing non-GAAP financial information. The presentation of non-GAAP financial information should be considered in addition to the Company's GAAP results and is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with GAAP. The Company believes that both management and investors benefit from referring to non-GAAP financial information that excludes certain expenses in their assessment of the Company's performance. The Company also believes that investors benefit from increased transparency into supplemental information used by management in its financial and operational decision making.

Cautionary Note Regarding Forward-Looking Statements

This news release  contains  forward-looking  information  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements involve a number of risks and uncertainties that include, but are not limited to, the Company's ability to obtain additional financing, the timing of the introduction and success of new products, and the Company's growth prospects, that could cause actual results to differ materially from those anticipated or planned by these forward-looking statements. Please also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our recent Form 10-KSB and Forms 10-QSB filed with the Securities and Exchange Commission. We do not intend to update the forward-looking information contained in this news release except as required by law.

CONTACT:

ALPHA INNOTECH CORP.
RON BISSINGER, CEO
TEL: 510-483-9620


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


                              ALPHA INNOTECH CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                              THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                 DECEMBER 31,                  DECEMBER 31,
                                                          --------------------------    --------------------------
                                                              2006           2005           2006           2005
                                                          -----------    -----------    -----------    -----------
REVENUE ...............................................   $     3,748    $     3,892    $    13,254    $    12,051
COST OF GOODS SOLD ....................................         1,794          1,921          6,314          6,410
                                                          -----------    -----------    -----------    -----------

GROSS PROFIT ..........................................         1,954          1,971          6,940          5,641
                                                          -----------    -----------    -----------    -----------

OPERATING EXPENSES:
     SALES AND MARKETING ..............................           991          1,170          4,064          4,732
     RESEARCH AND DEVELOPMENT .........................           244            407          1,227          1,573
     GENERAL AND ADMINISTRATIVE .......................           630            427          2,382          1,537
                                                          -----------    -----------    -----------    -----------

TOTAL OPERATING EXPENSES ..............................         1,865          2,004          7,673          7,842
                                                          -----------    -----------    -----------    -----------

PROFIT (LOSS) FROM OPERATIONS .........................            89            (33)          (733)        (2,201)

INTEREST EXPENSE ......................................           (82)           (65)          (318)          (307)
OTHER INCOME (EXPENSE), NET ...........................            34             14             53             13
                                                          -----------    -----------    -----------    -----------

NET PROFIT (LOSS) .....................................            41            (84)          (998)        (2,495)

ACCRETIONS ON REDEEMABLE CONVERTIBLE PREFERRED STOCK ..          --             --             --             (631)
                                                          -----------    -----------    -----------    -----------

NET PROFIT (LOSS) APPLICABLE TO COMMON STOCKHOLDERS ...   $        41    $       (84)   $      (998)   $    (3,126)
                                                          ===========    ===========    ===========    ===========

PROFIT (LOSS) PER COMMON SHARE - BASIC AND DILUTED ....   $      0.00    $     (0.01)   $     (0.10)   $     (0.80)
                                                          ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED     9,783,878      7,738,433      9,820,551      3,888,451
                                                          ===========    ===========    ===========    ===========


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


                              ALPHA INNOTECH CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                      DECEMBER 31,  DECEMBER 31,
                                                          2006          2005
                                                       ----------    ----------
                                                       (unaudited)
                         ASSETS
CURRENT ASSETS:
        CASH AND CASH EQUIVALENTS ..................   $      446    $      546
        ACCOUNTS RECEIVABLE, NET ...................        2,189         2,411
        INVENTORY, NET .............................          633           952
        PREPAID EXPENSES AND OTHER
           CURRENT ASSETS ..........................          190           212
                                                       ----------    ----------
        TOTAL CURRENT ASSETS .......................        3,458         4,121

PROPERTY AND EQUIPMENT, NET ........................        1,049         1,171

OTHER ASSETS .......................................           91            76
                                                       ----------    ----------

        TOTAL ASSETS ...............................   $    4,598    $    5,368
                                                       ==========    ==========

         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
        ACCOUNTS PAYABLE ...........................   $    1,608    $    1,497
        ACCRUED LIABILITIES ........................          976         1,084
        CURRENT PORTION OF DEBT ....................        1,883         1,556
        DEFERRED REVENUE ...........................          896           775
        OTHER LIABILITIES ..........................          210           230
                                                       ----------    ----------

        TOTAL CURRENT LIABILITIES ..................        5,573         5,142

DEBT, NET OF CURRENT PORTION .......................          200           800
                                                       ----------    ----------

TOTAL STOCKHOLDERS' DEFICIT ........................       (1,175)         (574)
                                                       ----------    ----------

        TOTAL LIABILITIES AND STOCKHOLDERS'
           DEFICIT .................................   $    4,598    $    5,368
                                                       ==========    ==========


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


                              ALPHA INNOTECH CORP.
                    NON-GAAP CALCULATION OF NET INCOME (LOSS)
                                   (Unaudited)
                                 (in thousands)



                                         12 MONTHS      6 MONTHS      6 MONTHS
                                            ENDED         ENDED         ENDED
                                        DECEMBER 31,  DECEMBER 31,    JUNE 30,
                                            2006          2006          2006
                                         ----------    ----------    ----------

NON-GAAP CALCULATION OF NET
   INCOME (LOSS):

     GAAP NET LOSS ...................   $     (998)   $       (7)   $     (991)
     INTEREST ........................          318           160           158
     DEPRECIATION ....................          566           286           280
     STOCK-BASED COMPENSATION ........          297           249            48
                                         ----------    ----------    ----------

NON-GAAP BASIS INCOME (LOSS) .........   $      183    $      688    $     (505)
                                         ==========    ==========    ==========


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